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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-KSB

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest reported event) December 20, 2001

                     INTERNATIONAL ENERGY CONSULTANTS, INC.
             (Exact name of registrant as specified in its chapter)

           NEVADA                                                 88-0387107
(State or other jurisdiction      (Commission                   (IRS Employer
      of incorporation            File Number)               Identification No.)

                               6587 W. Charleston,
                             Las Vegas Nevada 89117
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 702-360-3472

          (Former name or former address, if changed since last report)
                                 Not Applicable.

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

On October 3, 2001, our Board of Directors approved an Agreement and Plan Of
Share Exchange with Purezza Group Inc., a privately held Florida Corporation. In connection with the Agreement and Plan Of Share Exchange we filed an 8-K on
September 3, 2001. On December 20, 2001, the parties mutually agreed to terminate the agreement and the parties executed a mutual release. As a result, none of the transactions contemplated by the Agreement and Plan of Share
Exchange will be consummated.

As a result of the termination of the Agreement, the Company will not file a
Schedule 14A with the Securities and Exchange Commission and will not be submitting the proposed Agreement and Plan of Shareholders to our Shareholders.

Item 2. Acquisition or Disposition of Assets.

Not Applicable.

Item 3. Bankruptcy or Receivership.

Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.

Not Applicable.

Item 6. Resignations of Registrant's Directors.

Not Applicable.

Item 7. Exhibits

     Exhibit Number       Description

     10.1                 General Release dated December 20, 2001, terminating
                          the Agreement and Plan of Share Exchange between
                          International Energy Consultants, Inc. and Purezza
                          Group Inc. dated October 3, 2001.

Item 8. Change in Fiscal Year.

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INTERNATIONAL ENERGY CONSULTANTS, INC.
                                     (Registrant)

Date:  December 20, 2001              /s/ Tony Sanzari, President
                                          (Signature)